Exhibit 5.1

3580 Carmel Mountain Road
Suite 300
San Diego, CA 92130

858 314 1500

April 16, 2025

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit, NSW 2153

Norwest Australia

Ladies and Gentlemen:

We have acted as counsel to Incannex Healthcare Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of:

1. 9,687,045 shares (the “Shares”) of common stock, par value $0.0001 per share, of Incannex Healthcare Inc. (the “Common Stock”) held by the Selling Stockholders;

2. 1,887,045 shares (the “Pre-Funded Warrant Shares) of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock held by certain Selling Stockholders; and

3. 64,328,081 shares (the “Series A Warrant Shares”) of Common Stock issuable upon the exercise of Series A common stock warrants (the “Series A Warrants”) to purchase shares of Common Stock held by the Selling Stockholders.

The Pre-Funded Warrants and Series A Warrants are collectively referred to herein as the “Warrants,” and the Pre-Funded Warrant Shares and the Series A Warrant Shares are collectively referred to herein as the “Warrant Shares.”

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as restated and/or amended to date and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ April 16, 2025 Page 2

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company and/or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

Based upon and subject to the foregoing, it is our opinion that (i) the Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.